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                                                                    EXHIBIT 21.1



                                  SUBSIDIARIES
                                       OF
                   ENVIRONMENTAL PURIFICATION INDUSTRIES, INC.




          Name                             Jurisdiction of Organization
          ----                             ----------------------------

1.   National Purification, Inc.             an Ohio corporation

2.   MEPI Corp.                              an Ohio corporation

3.   Environmental Purification      an Ohio general partnership
       Industries Company